Exhibit 10.3

EXECUTION COPY

FOURTH AMENDMENT TO CREDIT AGREEMENT

This FOURTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of June 22, 2009, is entered into by and among Huntsman International LLC, a Delaware limited liability company (the “Borrower”), Deutsche Bank AG New York Branch and Credit Suisse, Cayman Islands Branch, in their capacities as lenders, and Deutsche Bank AG New York Branch, as Administrative Agent (the “Administrative Agent”) for the Lenders.  Terms used herein and not otherwise defined herein shall have the same meanings as specified in the Credit Agreement (as defined below).

RECITALS:

A.                                 The Borrower, the Lenders, the Agents and the Administrative Agent have heretofore entered into that certain Credit Agreement dated as of August 16, 2005 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

B.                                   Of even date herewith, the Borrower, Deutsche Bank AG New York Branch and Credit Suisse have entered into that certain Settlement Agreement dated as of even date herewith in order to effectuate the settlement of certain disputes among the parties thereto.

C.                                   The Borrower has requested that, pursuant to Section 2.1(a)(ii) of the Credit Agreement, the Credit Agreement be amended to issue a new tranche of Dollar denominated term loans thereunder (the “Term C Loans”) in an amount equal to $500,000,000, on the terms and subject to the conditions set forth in this Amendment and the Credit Agreement as amended hereby.

D.                                  Each lender party hereto agrees to make and fund Term C Loans (the “Term C Loan Lenders”) in an amount equal to such Term C Loan Lender’s Term C Dollar Commitment, on the terms and subject to the conditions set forth in this Amendment and the Credit Agreement as amended thereby.  The proceeds of the Term C Loans may be used by the Borrower for any purpose not expressly prohibited by the Credit Agreement.

E.                                    The Term C Loans constitute, and are intended to constitute, Secured Obligations as defined in the Collateral Security Agreement and Secured Obligations as defined in the Pledge Agreement.

F.                                    This Amendment constitutes a Loan Document and these Recitals shall be construed as part of this Amendment.

NOW, THEREFORE, in consideration of the Recitals herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1                             Issuance of Term C Loans.

(a)           Subject to the terms and conditions set forth herein, each Term C Loan Lender agrees to make Term C Loans on the Fourth Amendment Effective Date to the Borrower in a principal amount equal to such Term C Loan Lender’s Term C Dollar Commitment.

(b)           Each Term C Loan Lender will make and fund Term C Loans on the Fourth Amendment Effective Date by wire transfer of immediately available funds to an account designated by the Borrower for such purpose.  The commitments of the Term C Loan Lenders are several and not joint and no such Term C Loan Lender will be responsible for any other Term C Loan Lender’s failure to make its Term C Loans.

(c)           All Term C Loans made on the Fourth Amendment Effective Date shall be Base Rate Loans.

(d)           On and after the Fourth Amendment Effective Date, each reference in the Credit Agreement to “Term Loans” shall be deemed to include a reference to the Term C Loans.

SECTION 2                             Amendments. As of the Fourth Amendment Effective Date (as defined in Section 3 hereof), the Credit Agreement is hereby amended as follows:

2.1.         The following defined terms in Section 1.1 of the Credit Agreement are hereby amended and restated in their entirety to read as follows:

“Applicable Base Rate Margin” means at any date, (i) with respect to Revolving Loans denominated in Dollars, the applicable percentage set forth in the following table under the column Applicable Base Rate Margin for Revolving Loans opposite the Most Recent Leverage Ratio as of such date, (ii) with respect to Term C Dollar Loans, 1.25% and (iii) with respect to Term B Dollar Loans, the applicable percentage set forth under the column Applicable Base Rate Margin for Term B Dollar Loans opposite the Most Recent Senior Secured Leverage Ratio as of such date:

Most Recent Leverage Ratio	Applicable Base Rate Margin for Revolving Loans
Less than or equal to 2.00 to 1	0.25%
Greater than 2.00 to 1 but less than or equal to 2.50 to 1	0.50%
Greater than 2.50 to 1	0.75%

Most Recent Senior Secured Leverage Ratio	Applicable Base Rate Margin for Term B Dollar Loans
Less than or equal to 2.25 to 1	0.50%
Greater than 2.25 to 1	0.75%

“Applicable Eurocurrency Margin” means at any date, (i) with respect to Term B Dollar Loans, the applicable percentage set forth in the following table under the column Applicable Eurocurrency Margin for Term B Dollar Loans opposite the Most Recent Senior Secured Leverage Ratio on such date, (ii) with respect to Term C Dollar Loans, 2.25% and (iii) with respect to Revolving Loans, the applicable percentage set forth in the following table under the column Applicable Eurocurrency Margin for Revolving Loans opposite the Most Recent Leverage Ratio on such date:

Most Recent Leverage Ratio	Applicable Eurocurrency Margin for Revolving Loans
Less than or equal to 2.00 to 1	1.25%
Greater than 2.00 to 1 but less than or equal to 2.50 to 1	1.50%
Greater than 2.50 to 1	1.75%

Most Recent Senior Secured Leverage Ratio	Applicable Eurocurrency Margin for Term B Dollar Loans
Less than or equal to 2.25 to 1	1.50%
Greater than 2.25 to 1	1.75%

“Interest Payment Date” means (i) as to any Base Rate Loan, each Quarterly Payment Date to occur while such Loan is outstanding, (ii) as to any Eurocurrency Loan having an Interest Period of three months or less, the last day of the Interest Period applicable thereto and (iii) as to any Eurocurrency Loan having an Interest Period longer than three months, each three (3) month anniversary of the first day of the Interest Period applicable thereto and the last day of the Interest Period applicable thereto; provided, however, that, in addition to the foregoing, each of (A) the Revolver Termination Date, (B) the Term B Loan Maturity Date and (C) the Term C Loan

Maturity Date shall be deemed to be an “Interest Payment Date” with respect to any interest which is then accrued hereunder for such Loan.

“Loan” means any Term B Dollar Loan, Term C Dollar Loan, Swing Line Loan or Revolving Loan, and “Loans” means all such Loans, collectively.

“Term Note” and “Term Notes” means the Term C Dollar Notes that evidence the Term C Dollar Loans and the notes provided for in Section 2.2 that evidence indebtedness under the Term Facilities, collectively.

2.2.         The following defined terms are added to Section 1.1 of the Credit Agreement where alphabetically appropriate:

“Determination Date” has the meaning assigned to that term in Section 12.23.

“Fourth Amendment” means the Fourth Amendment to this Agreement dated as of June 22, 2009.

“Fourth Amendment Effective Date” has the meaning assigned to that term in the Fourth Amendment.

“Minimum Floor Amount” has the meaning assigned to that term in Section 12.23.

“Refinanced Facility Debt” has the meaning assigned to that term in Section 12.23(a).

“Scheduled Term C Dollar Repayments” means, with respect to the principal payments on the Term C Dollar Loans for each date set forth below, that percentage of the aggregate outstanding principal amount of Term C Dollar Loans on the Fourth Amendment Effective Date set forth opposite thereto:

Scheduled Term C Dollar Repayments

Date	Principal Payment

March 31, 2010	1% of the aggregate principal amount as of the Fourth Amendment Effective Date

March 31, 2011	1% of the aggregate principal amount as of the Fourth Amendment Effective Date

March 31, 2012	1% of the aggregate principal amount as of the Fourth Amendment Effective Date

March 31, 2013	1% of the aggregate principal amount as of the Fourth Amendment Effective Date

Date	Principal Payment

March 31, 2014	1% of the aggregate principal amount as of the Fourth Amendment Effective Date

March 31, 2015	1% of the aggregate principal amount as of the Fourth Amendment Effective Date

March 31, 2016	1% of the aggregate principal amount as of the Fourth Amendment Effective Date

Term C Loan Maturity Date	100% of the aggregate principal amount of Term C Dollar Loans outstanding on the Term C Loan Maturity Date.

“Term C Dollar Commitment” means, with respect to any Term C Dollar Lender signatory to the Fourth Amendment, the principal amount set forth opposite such Lender’s name on Schedule 1.1(a) hereto under the caption “Amount of Term C Dollar Commitment”, as such commitment may be adjusted from time to time pursuant to this Agreement or increased pursuant to Section 2.1(a)(ii), and “Term C Dollar Commitments” means such commitments collectively, which commitments equal $500,000,000 in the aggregate on the Fourth Amendment Effective Date.

“Term C Dollar Facility” means the credit facility under this Agreement evidenced by the Term C Dollar Commitments and the Term C Dollar Loans.

“Term C Dollar Lender” means any Lender which has a Term C Dollar Commitment or has made (or a portion thereof) a Term C Dollar Loan.

“Term C Dollar Loan” and “Term C Dollar Loans” have the meanings assigned to those terms in Section 2.1(d).

“Term C Loan Maturity Date” means June 30, 2016.

2.3.         The following is added as Section 2.1(d) to the Credit Agreement:

“(d)         Term C Loans.  Subject to the terms and conditions hereof and in the Fourth Amendment, each Term C Dollar Lender agrees to make a loan in Dollars (the “Term C Dollar Loans”) to the Borrower on the Fourth Amendment Effective Date in the aggregate principal amount of such Lender’s Term C Dollar Commitment.  No amount of a Term C Dollar Loan which is repaid or prepaid by the Borrower may be reborrowed hereunder.  The Term C Dollar Loans shall be denominated in Dollars, shall be maintained as and/or converted into Base Rate Loans or Eurocurrency Loans or a combination thereof, provided, that all Term C Dollar Loans made by the Term C Dollar Lenders pursuant to the same Borrowing shall, unless otherwise specifically provided herein, consist entirely of Term C Dollar Loans of the same Type.”

2.4.         The following is added as Section 4.2(d) to the Credit Agreement:

“(d)         Reduction of Term C Dollar Commitments. The Term C Dollar Commitments shall terminate on the Fourth Amendment Effective Date after giving effect to the Term C Dollar Loans on such date.”

2.5.         The following is added to the end of Section 4.4(b) of the Credit Agreement:

“Payments to be made pursuant to this Section 4.4(b) with respect to Term C Dollar Loans shall be paid in Dollars.”

2.6.         The following is added as Section 4.5(d) to the Credit Agreement:

“(d)         Prepayment of Term C Dollar Loans.  Notwithstanding anything to the contrary contained in this Agreement, including without limitation, any provision of Article IV hereof, the Borrower shall have the right to prepay in whole (but not in part) the outstanding Term B Dollar Loans without any obligation to prepay any portion of the Term C Dollar Loans.”

2.7.         Article XII of the Credit Agreement is amended to add the following Section 12.23:

“12.23    Term C Dollar Lenders.

Each Term C Dollar Lender agrees that upon the earlier to occur of (x) the Term B Loan Maturity Date and (y) the date that all Term B Dollar Loans are prepaid or repaid in full (for any reason) (such earlier date, the “Determination Date”):

(a)           Without limitation of any of the terms of the Loan Documents or any provisions thereof, the Borrower shall have the right in its sole discretion at any time to refinance or replace all of the Facilities outstanding immediately prior to the Determination Date under this Agreement (other than the Term C Dollar Facility) (collectively, the “Refinanced Facility Debt”) pursuant to separate credit documentation.  In connection therewith:

(i)            all collateral, guarantees and other credit support that secures, guarantees or otherwise supports the Term C Dollar Facility pursuant to the Loan Documents (including, without limitation, the Security Documents) shall be available (on a pari passu basis in payment and lien priority, and in any event on the same basis as the Facilities are afforded under the Loan Documents as of the Fourth Amendment Effective Date) to secure, guarantee or otherwise support any and all such Refinanced Facility Debt, together with any other senior secured indebtedness of the Borrower (including, without limitation, one or more revolving and/or term credit facilities), in an aggregate principal amount not to exceed the greater of (A) the principal amount of Refinanced Facility Debt outstanding on the Determination Date (or its equivalent in any other currency) and (B) $2,100,000,000 (or its equivalent in any other currency) (such greater amount, the “Minimum Floor Amount”), as the Minimum Floor Amount may be reduced after the Determination Date pursuant to the last sentence of the definition of “Permitted Refinancing Indebtedness”; and

(ii)           the Loan Documents shall be amended and other documents and agreements will be entered into (such amendments, documents and agreements solely requiring the signatures of the Administrative Agent and the Borrower to be effective) in order to effectuate the foregoing and to make any necessary conforming changes.

(b)           Notwithstanding anything to the contrary contained in Section 4.4(c)(i), no prepayment of proceeds from a Recovery Event shall be required pursuant to such Section to the extent that (x) no Event of Default or Unmatured Event of Default then exists and (y) the Borrower delivers a certificate to the Administrative Agent on or prior to such date stating that an amount equal to the proceeds of such Recovery Event is expected to be used to purchase assets used or to be used in the businesses referred to in Section 8.9 within 360 days following the date of receipt of such proceeds (which certificate shall set forth the estimates of the proceeds to be so expended); provided that (1) if all or any portion of such proceeds not so applied to such prepayment are not so used (or contractually committed to be used) within such 360 day period as provided above, such remaining portion shall be applied on the last day of the period or such earlier date as the Borrower is obligated to make an offer to purchase Senior Secured Notes (2010) due to such Recovery Event as a mandatory repayment of principal of outstanding Loans as provided in Section 4.4(c)(i) and (2) if all or any portion of such proceeds result from a Recovery Event involving Collateral owned by the Borrower or a Domestic Subsidiary (other than the Capital Stock of a Foreign Subsidiary), then such proceeds shall be required to be reinvested in assets located in the United States constituting Collateral (to the extent not used to repay Loans pursuant to Section 4.4(c)(i)).

(c)           Article IX shall no longer apply for any purpose under this Agreement (including, without limitation, for the purposes of Section 2.1(a)(ii), Section 7.2(b), Section 8.7(j) and Section 8.7(m)).

(d)           “Permitted Refinancing Indebtedness” shall mean, with respect to any Indebtedness, any Indebtedness refinancing, extending, renewing or refunding such Indebtedness; provided, however, that any such refinancing Indebtedness shall (i) be issued by the same obligor as the Indebtedness being so refinanced (or by Huntsman Corporation or a Parent Company) and be on terms, taken as a whole, not more restrictive than the terms of the documents governing the Indebtedness being so refinanced; (ii) if the Indebtedness being so refinanced is subordinated to the Obligations, be subordinated to the Obligations on substantially the same terms (or on terms at least as favorable to the Lenders) as Indebtedness being so refinanced; (iii) be in a principal amount (as determined as of the date of the incurrence of such refinancing Indebtedness in accordance with GAAP) not exceeding the principal amount of the Indebtedness being refinanced on such date plus any call premiums, prepayment fees, costs and expenses paid in connection with such refinancing; (iv) not have a Weighted Average Life to Maturity less than the Indebtedness being refinanced; (v) if the Indebtedness being refinanced is Public Notes, be unsecured Indebtedness maturing no earlier than the then latest Term Maturity Date; and (vi) be upon terms and subject to documentation which is in form and substance reasonably satisfactory in all material respects to the Administrative Agent.  Notwithstanding clauses (ii) and (v) above, after the Determination Date, any such Indebtedness refinancing, extending, renewing or refunding the Senior Subordinated Notes (2013), the Senior Subordinated Notes (2014), the Senior Subordinated Notes (2015), any similar senior subordinated notes, any senior unsecured notes and any senior secured notes may be senior second-lien notes, senior unsecured notes and, to the extent capacity exists pursuant to the Minimum Floor Amount, senior first-lien secured notes (provided that the Minimum Floor Amount shall be reduced after the Determination Date by the aggregate principal amount of any senior first-lien secured Indebtedness incurred pursuant to this sentence, unless such Permitted Refinancing Indebtedness refinances, extends, renews or refunds senior first-lien secured Indebtedness).

2.8.         Schedule 1.1(a) to the Credit Agreement is amended to add the following to the end thereof:

Term C Dollar Lender	Amount of Term C Dollar Commitment

Deutsche Bank AG New York Branch	$250,000,000

Credit Suisse, Cayman Islands Branch	$250,000,000

SECTION 3                             Conditions to Effectiveness of the Issuance of the Term C Loans.  The provisions of Section 1 and Section 2 of this Amendment shall become effective upon the date of the satisfaction of all of the conditions set forth in this Section 3 (the “Fourth Amendment Effective Date”), with any documents delivered to the Administrative Agent dated the Fourth Amendment Effective Date unless otherwise noted:

3.1.         Proper Execution and Delivery of Amendment.  Borrower, each Term C Loan Lender and the Administrative Agent shall have duly executed and delivered to the Administrative Agent this Amendment.

3.2.         Delivery of Credit Party Documents.

(a)           Execution and Delivery of Officer’s Certificate.  The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower in the form of Exhibit A attached hereto.

(b)           Notes.  The Borrower shall have duly executed and delivered to the Administrative Agent notes in the form of Exhibit B attached hereto (the “Term C Dollar Notes”) payable to each applicable Term C Loan Lender which has requested a note in the amount of its respective Term C Loan, all of which shall be in full force and effect;

(c)           Representations and Warranties.  The representations and warranties of the Borrower and the other Credit Parties contained in this Amendment and the other Loan Documents shall be true and correct in all material respects as of the Fourth Amendment Effective Date, with the same effect as though made on such date (except to the extent expressly made as of a specified date, in which event such representation and warranty is true and correct in all material respects as of such specified date).

(d)           No Defaults. No Unmatured Event of Default or Event of Default under the Credit Agreement or this Amendment shall have occurred and be continuing or would occur as a result of the incurrence of the Term C Loans or the use of proceeds therefrom.

(e)           Approvals.  All necessary governmental and third party approvals in connection with this Amendment and the transactions contemplated hereby and otherwise referred to herein shall have been obtained and remain in effect, and all applicable waiting periods shall have expired without any action being taken by any competent authority which restrains, prevents or imposes materially adverse conditions upon the consummation of all or any part of this Amendment or the transactions contemplated hereby and otherwise referred to herein except for those approvals of non-Governmental Authorities under contracts which are not material and which are not required to be delivered at the closing thereof.  Additionally, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing material adverse conditions upon all or any part of this Amendment or the transactions contemplated hereby.

(f)            Compliance Certificate.  The Borrower shall have delivered to the Administrative Agent a duly executed Compliance Certificate in the form attached hereto as Exhibit C for the immediately preceding four full Fiscal Quarters giving pro forma effect to the Term C Loans hereunder (prepared in good faith and in a manner and using such methodology which is consistent with the most recent financial statements delivered pursuant to Section 7.1 of the Credit Agreement) and evidencing compliance with the covenant set forth in Article IX of the Credit Agreement.

(g)           Opinion of Counsel.  The Administrative Agent shall have received from Vinson & Elkins L.L.P., special counsel to the Borrower, an opinion in the form attached hereto as Exhibit D, addressed to the Administrative Agent and each of the Term C Loan Lenders and dated the Fourth Amendment Effective Date.

Each Term C Loan Lender hereby agrees that by the funding of its Term C Loans, such Person approves of and consents to each of the matters set forth in Section 3 which must be approved by, or which must be satisfactory to, the Term C Loan Lenders.

SECTION 4                             References to and Effect on the Credit Agreement.  On and after the Fourth Amendment Effective Date each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference to the Credit Agreement, as the case may be, in the Loan Documents and all other documents (the “Ancillary Documents”) delivered in connection with the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby.

Except as specifically amended above, the Credit Agreement, and the other Loan Documents and all other Ancillary Documents shall remain in full force and effect and are hereby ratified and confirmed.

The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Term C Loan Lenders or the Administrative Agent under the Credit Agreement, the Loan Documents or the Ancillary Documents.

SECTION 5                             Costs and Expenses.  Notwithstanding anything to the contrary contained in the Credit Agreement or any other Loan Document, each of the parties hereto agrees to pay its own costs and expenses in connection with the negotiation, preparation, printing, typing, reproduction, execution and delivery of this Amendment and all other documents furnished pursuant hereto or in connection herewith, including without limitation, the fees and out-of-pocket expenses of its counsel, independent public accountants and other outside experts retained by it in connection therewith and the Borrower shall not be responsible for such costs and expenses of the other parties hereto.

SECTION 6                             Miscellaneous.

6.1.         Administrative Agent Acknowledgments.  The Administrative Agent hereby acknowledges and confirms the following:

(a)           In accordance with Section 2.1(a)(ii)(A) of the Credit Agreement, the initial syndication of the Loans and Commitments with respect to the Credit Agreement has heretofore occurred to the Administrative Agent’s satisfaction.

(b)           As of the Fourth Amendment Effective Date, the Administrative Agent does not require reaffirmations of or amendments to Security Documents in order for the Borrower to comply with Section 2.1(a)(ii)(B) of the Credit Agreement.

(c)           Based on the information it has as of the date hereof, the Administrative Agent has no reason to object to the terms and conditions of this Amendment and that certain Note Purchase Agreement dated June 22, 2009 among the Borrower, Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc. and, in each case, the transactions contemplated thereby.

(d)           The Administrative Agent has received the Compliance Certificate delivered by the Borrower herewith pursuant to Section 2.1(a)(ii)(A) of the Credit Agreement and the form of such Compliance Certificate complies on its face with such Section (subject to Section 11.4 of the Credit Agreement) and the Administrative Agent has no reason to believe that such Compliance Certificate is not satisfactory in substance when delivered hereunder.

6.2.         Tax Treatment.  For federal income tax purposes, the Borrower and each Term C Loan Lender that is a signatory hereto agree (i) the “issue price” of such Term C Loan Lender’s Term C Loan for purposes of Section 1273 of the Code is the principal amount of such Term C Loan, and (ii) the Term C Loan is not part of an “investment unit” for purposes of Treasury Regulation Section 1.1273-2. Each Term C Loan Lender that is a signatory hereto acknowledges that it is acting as principal in making the Term C Loan (and not as a bond house, broker, or similar person acting in the capacity of an underwriter, placement agent, or wholesaler), and each Term C Loan Lender agrees that it will not, and any majority-owned affiliate will not, sell all or any portion of the Term C Loan for 30 days following the date on which such loan is made.  Each Term C Lender that is a signatory hereto agrees that it, and any majority-owned affiliate thereof, will file all federal income tax returns (and all other income tax returns that follow federal income tax principles) in a manner consistent with this Section 6.2 and the Borrower shall not have any recourse against such Term C Loan Lender on the basis of this Section 6.2, provided that such Term C Loan Lender and any majority-owned affiliate thereof so files its tax returns and complies with the 30-day requirement of the immediately preceding sentence. The Borrower agrees to file all federal income tax returns (and all other income tax returns that follow federal income tax principles) in a manner consistent with this Section 6.2, and no Term C Loan Lender shall have any recourse against the Borrower on the basis of this Section 6.2, provided that the Borrower so files its tax returns.    For the avoidance of doubt, this Section 6.2 is not intended to (1) affect any Term C Loan Lender’s or any majority-owned affiliate’s financial accounting reporting with respect to the Term C Loans, or (2) limit the ability of any Term C Loan Lender or any majority-owned affiliate thereof that otherwise utilizes “mark to market” accounting with respect to the Term C Loan for Federal income tax purposes to mark the Term C Loan to market in a manner consistent with its method of accounting.  This Section 6.2 shall not apply to a Term C Loan Lender that is a signatory hereto, or to any majority-owned affiliate thereof, unless the Company provides to such Term C Loan Lender, within 30 days of the Fourth Amendment Effective Date, a copy of an opinion of a nationally recognized independent tax counsel, addressed to the Company and reasonably satisfactory to the Term C Loan Lender (but not stating that the Term C Loan Lender is entitled to rely on such opinion), stating that the foregoing tax treatment is more likely than not correct for Federal income tax purposes.  This Section 6.2 shall not apply to a Term C Loan Lender, or any majority-owned affiliate thereof, with respect to tax returns filed by it with a particular taxing authority for any tax year after the time such taxing authority proposes an adjustment challenging the tax reporting position for any tax year required by this Section 6.2.  Notwithstanding Section 12.8 of the Credit Agreement, this Section 6.2 shall apply only to a Term C Loan Lender that is a signatory hereto and its majority-owned affiliates.

6.3.         Execution in Counterparts.  This Amendment may be executed in one or more counterparts, each of which, when executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same document with the same force and effect as if the signatures of all of the parties were on a single counterpart, and it shall not be necessary in making proof of this Amendment to produce more than one (1) such counterpart.  Delivery of an executed signature page to this Amendment by telecopy shall be deemed to constitute delivery of an originally executed signature page hereto.

6.4.         Governing Law.  THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF SAID STATE.

6.5.         Headings.  Headings used in this Amendment are for convenience of reference only and shall not affect the construction of this Amendment.

6.6.         Integration.  This Amendment, the other agreements and documents executed and delivered pursuant to this Amendment and the Credit Agreement constitute the entire agreement among the parties hereto with respect to the subject matter hereof.

6.7.         Binding Effect.  This Amendment shall be binding upon and inure to the benefit of and be enforceable by the Borrower, the Administrative Agent and the Term C Loan Lenders and their respective successors and assigns.  Except as expressly set forth to the contrary herein, this Amendment shall not be construed so as to confer any right or benefit upon any Person other than the Borrower, the Administrative Agent and the Term C Loan Lenders and their respective successors and permitted assigns.

6.8.         Representations.  As of the Fourth Amendment Effective Date, the Borrower represents and warrants as follows:

(a)           The Borrower (i) is duly organized, validly existing and in good standing (if applicable) under the laws of the State of Delaware and (ii) has the power and authority to execute and deliver this Amendment and to perform its obligations hereunder.

(b)           The Borrower has duly taken all corporate action necessary to authorize the execution and delivery by it of this Amendment and to authorize the consummation of the transactions contemplated hereby and the performance of its obligations hereunder.  The Borrower has duly executed and delivered this Amendment.  This Amendment is the legal, valid and binding obligation of the Borrower, enforceable against it in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors’ rights.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

HUNTSMAN INTERNATIONAL LLC

By:	/s/ J. Kimo Esplin
Name: J. Kimo Esplin
Title: Executive Vice President and Chief Financial Officer

DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent

By:	/s/ David M. Waill
Name: David M. Waill
Title: Managing Director

By:	/s/ Evelyn Thierry
Name: Evelyn Thierry
Title: Vice President

Signature Page to Huntsman International LLC

Fourth Amendment to Credit Agreement

DEUTSCHE BANK AG NEW YORK
BRANCH, as a Term C Loan Lender

By:	/s/ David M. Waill
Name: David M. Waill
Title: Managing Director

By:	/s/ Evelyn Thierry
Name: Evelyn Thierry
Title: Vice President

CREDIT SUISSE, CAYMAN ISLANDS
BRANCH, as a Term C Loan Lender

By:	/s/ Robert Hetu
Name: Robert Hetu
Title: Managing Director

By:	/s/ James Moran
Name: James Moran
Title: Managing Director

Signature Page to Huntsman International LLC

Fourth Amendment to Credit Agreement

2

EXHIBIT A TO

FOURTH AMENDMENT TO THE

HUNTSMAN INTERNATIONAL LLC

CREDIT AGREEMENT

HUNTSMAN INTERNATIONAL LLC

OFFICER’S CERTIFICATE

Re:                               Fourth Amendment to Credit Agreement dated as of June 22, 2009, among Huntsman International LLC, a Delaware limited liability company (the “Borrower”), Deutsche Bank AG New York Branch and Credit Suisse, Cayman Islands Branch, as lenders, and Deutsche Bank AG New York Branch, as Administrative Agent (the “Administrative Agent”) for the Lenders (the “Fourth Amendment”)

This Certificate is being delivered pursuant to Section 3.2(a) of the Fourth Amendment, with each capitalized term not defined herein having the meaning ascribed to it in the Fourth Amendment.

I, the undersigned, a Responsible Officer of the Borrower, do hereby certify on behalf of the Borrower, in my capacity as an officer of the Borrower and not in my individual capacity, that:

1.             After giving effect to the Fourth Amendment, the representations and warranties set forth in Article VI of the Credit Agreement and in other Loan Documents are true and correct in all material respects as of the date hereof, except to the extent such representations and warranties are expressly made as of a specific date, in which event such representations and warranties are true and correct in all material respects as of such specified date.

2.             After giving effect to the Fourth Amendment, no Event of Default or Unmatured Event of Default has occurred and is continuing or would occur as a result of the incurrence of the Term C Dollar Loans or the use of proceeds therefrom.

3.             The conditions of Section 3 of the Fourth Amendment have been fully satisfied or waived (except that no opinion is expressed as to the Administrative Agent’s or Term C Loan Lenders’ satisfaction with any document, instrument or other matter).

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the date first written above.

HUNTSMAN INTERNATIONAL LLC

By:
Name:
Title:

2

EXHIBIT B TO

FOURTH AMENDMENT TO THE

HUNTSMAN INTERNATIONAL LLC

CREDIT AGREEMENT

FORM OF

TERM C DOLLAR NOTE

$	New York, New York
June 23, 2009

FOR VALUE RECEIVED, the undersigned, Huntsman International LLC, a Delaware limited liability company (“Borrower”), hereby unconditionally promises to pay to the order of                                        or its registered assigns (the “Lender”) at the office of                                           , located at                                           , in lawful money of the United States of America and in immediately available funds, the principal amount of (a) TWO HUNDRED FIFTY MILLION DOLLARS ($250,000,000), or, if less, (b) the aggregate unpaid principal amount of the Term C Dollar Loan made by the Lender to Borrower pursuant to Section 2.1(d) of the Credit Agreement hereinafter referred to.  The principal amount of the Term C Dollar Loans evidenced hereby shall be payable in the amounts and at the times set forth in the Credit Agreement, including, without limitation, such Lender’s Term C Dollar Loan Pro Rata Share of the amounts specified in the definition of Scheduled Term C Dollar Repayments, with any then outstanding principal amount of the Term C Dollar Loan evidenced hereby being payable on the Term C Loan Maturity Date. Borrower further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the applicable interest rate per annum determined as provided in, and payable as specified in, Articles III and IV of the Credit Agreement.

The holder of this Term C Dollar Note is authorized to record the date, Type and amount of the Term C Dollar Loan made by the Lender pursuant to Section 2.1 of the Credit Agreement, each conversion thereof, the date of each interest rate continuation pursuant to Section 2.6 of the Credit Agreement and the principal amount subject thereto, the date and amount of each payment or prepayment of principal hereof, and in the case of each Eurocurrency Loan, the length of the Interest Period with respect thereto on the records of the Lender, and any such recordation shall (in the absence of manifest error) constitute prima facie evidence of the accuracy of the information endorsed; provided, however, that the failure to make any such endorsement shall not affect the obligations of Borrower in respect of the Term C Dollar Loan.

This Term C Dollar Note is one of the notes referred to in Section 3.2(b) of the Fourth Amendment to Credit Agreement dated as of June 22, 2009 (the “Fourth Amendment”), among Borrower, Deutsche Bank AG New York Branch, as Administrative Agent for the Lenders and Deutsche Bank AG New York Branch and Credit Suisse, Cayman Islands Branch, as lenders, and is subject to the provisions of the Fourth Amendment and of the Credit Agreement dated as of August 16, 2005 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Borrower, Deutsche Bank AG New York Branch, as Administrative Agent for the Lenders, and the financial institutions signatory thereto, and is subject to the provisions thereof, and is subject to optional and mandatory prepayment in whole or in part as provided therein. Terms defined in the Credit Agreement are used herein with their defined meanings unless otherwise defined herein.

Upon the occurrence and during the continuance of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Term C Dollar Note may become, or may be declared to be, immediately due and payable, all as provided therein. All parties now and hereafter liable with respect to this Term C Dollar Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind. THIS TERM C DOLLAR NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.

HUNTSMAN INTERNATIONAL LLC

By:
Name:
Title:

2

EXHIBIT C TO

FOURTH AMENDMENT TO THE

HUNTSMAN INTERNATIONAL LLC

CREDIT AGREEMENT

FORM OF
COMPLIANCE CERTIFICATE

The undersigned, a Responsible Financial Officer of Huntsman International LLC, a Delaware limited liability company (“Borrower”), does hereby certify that:

1.             This Certificate is furnished pursuant to Section 2.1(a)(ii)(A) of that certain Credit Agreement dated as of August 16, 2005 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Borrower, Deutsche Bank AG New York Branch, as Administrative Agent for the Lenders, and the financial institutions signatory thereto and pursuant to Section 3.2(f) of that certain Fourth Amendment to Credit Agreement dated as of June 22, 2009 among Borrower, Deutsche Bank AG New York Branch, as Administrative Agent of the Lenders, and Deutsche Bank AG New York Branch and Credit Suisse, Cayman Islands Branch, as lenders (the “Fourth Amendment”).  Unless otherwise defined herein, capitalized terms used in this Certificate have the meanings assigned to those terms in the Credit Agreement.

2.             The following is a true and correct computation of the Secured Leverage Ratio found in Section 9.1 of the Credit Agreement for the period of four full Fiscal Quarters immediately preceding the incurrence of the Term C Dollar Loans pursuant to the Fourth Amendment, giving pro forma effect to such incurrence:

Pro forma for the Period Ended March 31, 2009

($ Millions)

	Actual Q1 2009	Pro forma Adjustments	Pro Forma Q1 2009
Consolidated Debt that is secured	1,735	9A	1,744
Consolidated EBITDA	610		610
Actual	2.85		2.86
Covenant	3.75		3.75

A Proforma Adjustments to Debt as follows:
- Additional Term Loans (Term Loan C)	500
- Redemption of 11.625% Sr. Secured Notes (principal)	(296)
- Cash (net of $8.6mm of est. call premiums)	(195)
- Net	9

[signature page follows]

Witness my hand this          day of June, 2009.

HUNTSMAN INTERNATIONAL LLC

By:
Name:
Title:

2

EXHIBIT D TO

FOURTH AMENDMENT TO THE

HUNTSMAN INTERNATIONAL LLC

CREDIT AGREEMENT

FORM OF
LEGAL OPINION
OF VINSON & ELKINS LLP

See attached.